EXHIBIT 2.1


                  TERMINATION AND RELEASE AGREEMENT

            This TERMINATION AND RELEASE AGREEMENT (this "Agreement"), dated as of December 16, 1998, by and among Zitel Corporation, a California corporation ("Parent"), Millennium Holding Corp., a Delaware corporation and a wholly-owned subsidiary of Parent ("Holdco"), Zenith Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Holdco ("Zenith Acquisition"), Millennium Acquisition I Corp., a Delaware corporation and a wholly-owned subsidiary of Holdco ("Millennium Acquisition"), and MatriDigm Corporation, a California corporation (the "Company"). The foregoing parties hereto are collectively referred to herein as the "Parties." Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Merger Agreement.

                              RECITALS

            WHEREAS, the parties hereto have entered into that certain Agreement and Plan of Reorganization and Merger, dated as of October 5, 1998 (the "Merger Agreement"), pursuant to which, and subject to the terms and conditions thereof, among other things, Zenith Acquisition would have merged with and into Parent (the "Zitel Merger"), with Parent remaining as the surviving corporation in the Zitel Merger, and Millennium Acquisition would have merged with and into MatriDigm (the "MatriDigm Merger"), with MatriDigm remaining as the surviving corporation in the MatriDigm Merger; and

            WHEREAS, the Parties have mutually determined that a Company Material Adverse Effect (as defined in the Merger Agreement) has occurred, and, as a result, the parties have mutually agreed to terminate the Merger Agreement in accordance with its terms;

            NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties hereto agree as follows:

                       TERMINATION AND RELEASE

            1. Termination of the Merger Agreement. Subject to the terms of this Agreement, the Parties hereby agree to terminate the Merger Agreement and abandon the transactions specified therein pursuant to Section 7.1(a) of the Merger Agreement.

            2. Effectiveness of Termination. The termination of the Merger Agreement as set forth above shall be effective upon execution of this Agreement by the Parties.

            3. Fees and Expenses. All fees and expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby shall be borne in accordance with the provisions of Section 8.1 of the Merger Agreement.

            4. Parent Release. Except for the obligations expressly set forth in this Agreement, Parent, with full understanding of the contents and legal effect of this Agreement, on behalf of its subsidiaries, shareholders, directors, officers, members, employees, agents, attorneys, insurers, and any of its predecessors, successors-in-interest, and assigns (collectively, the "Parent Parties") hereby irrevocably and unconditionally releases and discharges the Company and its subsidiaries, shareholders, directors, officers, members, employees, agents, attorneys, insurers, and any of its predecessors, successors-in-interest, and assigns (collectively, the "Company Parties") from any and all actions, causes of action, claims, obligations, fees, expenses, costs, attorneys' fees, damages, losses, liabilities and demands, of whatever character, including, without limiting the generality of the foregoing, actions arising from contract, tort, and bankruptcy, and any other claims of any nature or kind which are or could have been asserted with respect to, or in any way arise out of or are related to, the Merger Agreement, the transactions contemplated thereby, and the termination and abandonment thereof pursuant to this Agreement.

            5. Company Release. Except for the obligations expressly set forth in this Agreement, the Company, with full understanding of the contents and legal effect of this Agreement, on behalf of itself and the other Company Parties hereby irrevocably and unconditionally releases and discharges the Parent Parties from any and all actions, causes of action, claims, obligations, fees, expenses, costs, attorneys' fees, damages, losses, liabilities and demands, of whatever character, including, without limiting the generality of the foregoing, actions arising from contract, tort, and bankruptcy, and any other claims of any nature or kind which are or could have been asserted with respect to, or in any way arise out of or are related to, the Merger Agreement, the transactions contemplated hereby, and the termination and abandonment thereof pursuant to this Agreement.

            6. Section 1542 Waiver. It is further understood and agreed by the Parties that, except for the obligations expressly set forth in this Agreement, the foregoing releases extend to all claims, of every nature and kind whatsoever, known, suspected or unsuspected, past, present or future, and all rights under Section 1542 of the California Civil Code, arising in any way out of or which are related to the Merger Agreement, the transactions contemplated thereby, and the termination and abandonment thereof pursuant to this Agreement, and all such claims are hereby expressly waived by each of the Parent Parties and the Company Parties. Said section reads as follows:

            A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH, IF KNOWN BY HIM, MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

            The Parties hereby acknowledge that they may hereafter discover facts different from, or in addition to, those which they now believe to be true with respect to the released claims, and agree that this Agreement and the releases contained herein shall be and remain effective in all respects notwithstanding such different or additional facts or the discovery thereof.

            7. Press Release; Nondisparagement. With respect to the termination of the Merger Agreement, the Parties agree that the press release attached hereto as Exhibit A shall be issued. Each of the Parties further agrees that it will not disparage any of the other Parties, or their respective directors, officers, shareholders, members, or employees, in any manner intended to be harmful to Parent or the Company or any of their respective affiliates, or their respective reputations, or the personal or business reputation of such directors, officers, shareholders, members or employees; provided, however, that each Party may respond accurately and fully to any question, inquiry or request for information as may be required by applicable law.

            8. Entire Agreement. It is further understood and agreed that this Agreement constitutes the entire understanding between the Parties. All prior negotiations and understandings between the Parties, whether oral or written, have been merged herein.

            9. No Promises, Representations, Warranties. It is further understood and acknowledged that none of the Parties has made any promise, representation or warranty whatsoever, express or implied, except as expressly set forth herein, to induce the other to execute this Agreement, and the Parties acknowledge that they have not executed this Agreement in reliance upon any such promise, representation, or warranty; except that, subsequent to the execution of this Agreement, the Parties hereto acknowledge that the Company may, at its sole option and discretion, determine to undertake a private placement financing substantially on the terms attached hereto as Exhibit B, and Parent, in the event that Parent is requested by the MatriDigm Executive Committee and approved by Parent's board of directors to participate in such financing, hereby agrees to invest an amount not in excess of $1,300,000 in accordance with the terms and subject to the conditions of such financing as set forth in Exhibit A and in the definitive agreements as may be mutually agreed upon pursuant thereto.

            10. No Admissions. It is further understood and agreed that this Agreement represents the release of all claims, except as set forth in this Agreement, by each of the Parent Parties and the Company Parties. The execution of this Agreement shall not constitute or be construed as an admission of any liability whatsoever by any of the Parent Parties or the Company Parties.

            11. Successors. The Parties further expressly agree that this Agreement shall be binding upon and shall inure to the benefit of their respective directors, officers, agents, employees, divisions, subsidiaries, affiliated companies, heirs, administrators, successors and assigns, as applicable.

            12. Assignment of Claims. The Parties represent and warrant that they have not made any assignment of any claim or cause of action related in any way to this Agreement.

            13. Attorneys' Fees. In the event of any dispute, litigation or other adversary proceeding that may arise with respect to the subject matter of this Agreement, the prevailing party will be entitled to receive from the other reasonable attorneys' fees, costs and expenses incurred in said proceeding. The "prevailing party" means the party determined by the court or arbitrator to have most nearly prevailed, even if such party did not prevail in all matters, and not necessarily the party in whose favor a judgment is rendered.

            14. Modification. The Parties understand and agree that this Agreement may not be altered, amended, modified, or otherwise changed in any respect or particular whatsoever except in writing duly executed by each of the Parties or their authorized representatives.

            15. Severability. The provisions of this Agreement shall be considered severable, such that if any provision or part thereof shall at any time be held under any law or ruling to be invalid, such provision or part shall remain in force to the extent allowed by law, and all other provisions shall remain in force and effect and shall be enforceable in accordance with their terms.

            16. Choice of Law. This Agreement shall be governed by, and shall be construed in accordance with, the laws of the State of California, without giving effect to the principles of conflicts of laws thereof.

            17. Captions. The section captions used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

            18. Facsimile Signatures. Any signature page delivered by a fax machine or telecopy machine shall be binding to the same extent as an original signature page, with regard to any agreement subject to the terms hereof or any amendment thereto. Any Party who delivers such a signature page agrees to later deliver an original counterpart to any Party which requests it.

            19. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

            IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed on its behalf as of the day and year first above written

                                  ZITEL CORPORATION

                                  By: /s/ Henry C. Harris
                                     --------------------------------------
                                      Name:  Henry C. Harris
                                      Title: Executive Vice President


                                  MILLENNIUM HOLDING CORP.

                                  By: /s/ Henry C. Harris
                                     --------------------------------------
                                      Name:  Henry C. Harris
                                      Title:  Executive Vice President


                                  ZENITH ACQUISITION CORP.


                                  By: /s/ Henry C. Harris
                                     --------------------------------------
                                      Name:  Henry C. Harris
                                      Title:  Executive Vice President


                                  MILLENNIUM ACQUISITION I CORP.

                                  By: /s/ Henry C. Harris
                                      -------------------------------------
                                      Name:  Henry C. Harris
                                      Title:  Executive Vice President


                                  MATRIDIGM CORPORATION

                                  By: /s/ Robert J. Luth
                                      -------------------------------------
                                       Name:  Robert J. Luth
                                       Title:  Chief Financial Officer




                              EXHIBIT A

                            PRESS RELEASE


Refer to Exhibit 99.1 to this Current Report on Form 8-K.




                              EXHIBIT B

                TERMS OF PRIVATE PLACEMENT FINANCING

      To be mutually agreed by the Parties in accordance with the disclosure appearing in the Press Release attached to the Agreement as Exhibit
A.